Exhibit A RATIFICATION AGREEMENT This Ratification Agreement (the “Ratification Agreement”) is entered into as of December 2, 2024 by Ganesh Kumar, of legal age, married and resident of San Juan, Puerto Rico (hereinafter referred to as the “Executive”). WHEREAS, on October 18, 2024 the Executive and Oriental executed a Separation and Retirement Agreement (“Agreement”); WHEREAS, the Executive’s last day of employment with Oriental is on December 2, 2024 (the “Retirement Date”); WHEREAS, the Executive wishes to ratify his obligations and his release of claims as set forth in paragraph 3 of the Agreement as of the Ratification Effective Date (as defined below). NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, and to the actions taken or to be taken in accordance therewith, the Executive ratifies his obligations as set forth in the Agreement as follows: 1. Ratification of Obligations and Release of Claims The Executive hereby freely and voluntarily ratifies, as of the Ratification Effective Date, all of his representations, obligations and agreements set forth in the Agreement, including but not limited to the Executive’s agreement to the release of claims set forth in paragraph 3 of the Agreement. The Executive may revoke this Ratification Agreement within a period of seven (7) days after its execution; the Executive agrees that any such revocation will not be effective unless it is made in writing and delivered to Oriental by the end of the seventh calendar day. Under such valid revocation, the Executive shall not be entitled to the Severance Payment or any other benefits under the Agreement. This Ratification Agreement becomes effective on the eighth (8th) calendar day after it has been executed by the Executive (the date the Ratification Agreement becomes effective and irrevocable, the “Ratification Effective Date”). On the Ratification Effective Date, Oriental shall deliver payment to the Executive of the Severance Payment (as defined in the Agreement). The Executive further acknowledges the following: (a) Oriental has advised the Executive to consult with an attorney prior to executing this Ratification Agreement; (b)The Executive has had the opportunity to consult with his own attorney concerning this Ratification Agreement; and (c)This Ratification Agreement does not include claims arising from any act, omission, transaction or occurrence that happens after the Ratification Effective Date, provided, however, that any claims arising after the date of execution of the Agreement and the Ratification Effective Date shall be deemed released under this Ratification Agreement. In San Juan, Puerto Rico, on this 2nd day of December 2024.